Exhibit 99.1


       Lazard Ltd Reports Strong Financial Results for the Third Quarter
        and First Nine Months of 2005; M&A Revenues up 78% for the Third
                                    Quarter


    NEW YORK--(BUSINESS WIRE)--Nov. 9, 2005--Lazard Ltd (NYSE: LAZ):

    Highlights

    -- Mergers and Acquisitions ("M&A") revenues increased 78% to $187.2 million for the third quarter of 2005 and 57% to $491.6 million for the first nine months of 2005

    -- Operating revenues(1) increased 63% to $374.3 million for the third quarter of 2005 and 35% to $969.9 million for the first nine months of 2005

    -- Operating income(2) increased 312% to $77.3 million for the third quarter of 2005 and 167% to pro forma $171.8 million for the first nine months of 2005

    -- Pro forma net income on a fully exchanged basis increased 210% to $51.7 million or $0.52 per common share (diluted) for the third quarter 2005 and 132% to $115.0 million or $1.15 per common share (diluted) for the first nine months of 2005

    -- Net income from continuing operations before exchange of outstanding exchangeable interests increased 204% to $19.0 million or $0.51 per common share (diluted) for the third quarter of 2005 and 130% to pro forma $42.7 million or $1.14 per common share (diluted) for the first nine months of 2005

    Lazard Ltd (NYSE: LAZ) today announced strong financial results for the third quarter and nine months ended September 30, 2005. Operating revenues(1) increased 63% to $374.3 million and 35% to $969.9 million for the third quarter and the first nine months of 2005, respectively, compared to $229.3 million and $720.4 million for the comparable 2004 periods.
    Operating income increased 312% to $77.3 million for the third quarter of 2005 compared to pro forma $18.8 million for the third quarter of 2004. Operating income increased 167% to pro forma $171.8 million for the first nine months of 2005 compared to pro forma $64.4 million for first nine months of 2004.


(1) Operating revenues exclude interest expense relating to financing activities which are included in net revenues.
(2) Operating income is after interest expense and before income taxes and minority interest.

    Pro forma net income, assuming full exchange of outstanding exchangeable interests, increased to $51.7 million, or $0.52 cents per common share (diluted), for the 2005 third quarter, representing an increase of 210% from $16.7 million, or $0.17 cents per common share (diluted), for the 2004 third quarter. For the first nine months of 2005, pro forma net income, assuming full exchange of outstanding exchangeable interests, was $115.0 million, or $1.15 per common share (diluted), an increase of 132% from the $49.6 million, or $0.50 per common share (diluted) for the year earlier period.
    Net income from continuing operations before exchange of outstanding exchangeable interests increased 204% to $19.0 million, or $0.51 cents per common share (diluted), for the third quarter of 2005 compared with pro forma $6.3 million, or $0.17 cents per common share (diluted), for the third quarter of 2004 and 130% to pro forma $42.7 million, or $1.14 cents per common share (diluted), for the first nine months of 2005 compared to pro forma $18.6 million, or $0.50 cents per common share (diluted), for the first nine months of 2004.
    "It is now clear that we are effectively executing our plan," said Bruce Wasserstein, Chairman and Chief Executive Officer of Lazard Ltd. "The Lazard franchise is vibrant, our professionals are enthusiastic and the outlook for our business remains positive. Our clients continue to value independent advice and our global strategy positions us to continue to take advantage of the strong M&A environment. We are also pleased that our Asset Management business is beginning to benefit from the investments we have made. We are excited about Lazard's future."
    Steven J. Golub, Lazard's Vice Chairman, noted, "We are very pleased with our exceptional performance for the third quarter and year-to-date. M&A revenues and pro forma net income per share for the nine month period ended September 30, 2005 have already exceeded the respective amounts for the full year 2004. Our reported results reflect the continuing increase in the productivity of our people supported by our recent recruitment of highly talented senior professionals in both our Asset Management and Financial Advisory businesses. These initiatives, together with our continued focus on cost containment, have enhanced the profitability of our firm."

    Lazard believes that pro forma results assuming full exchange of outstanding exchangeable interests provide the most meaningful basis for comparison among present, historical and future periods. See section "Historical Results" and "Basis of Historical and Pro Forma Information" later in this release for a discussion of Lazard's historical results and the basis of presentation for Lazard Ltd's historical and pro forma financial information.
    The Company's quarterly revenues and profits can fluctuate materially depending on the number and size of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenues and profits in any particular quarter may not be indicative of future results.

    Net Revenues

    Financial Advisory

    Lazard's Financial Advisory business encompasses general strategic and transaction-specific advice to public and private companies, governments and other parties, and includes Financial Restructuring as well as various corporate finance services. Some of our assignments and, therefore, related revenues are not reflected in publicly available information.
    Financial Advisory revenues increased 96% to $257.8 million, and 54% to $626.6 million for the third quarter and the first nine months of 2005, respectively, compared to $131.7 million and $407.3 million for the comparable 2004 periods.

    M&A

    M&A revenues increased 78% to $187.2 million and 57% to $491.6 million for the third quarter and the first nine months of 2005, respectively, compared to $105.1 million and $314.1 million for the comparable 2004 periods.
    Completed third-quarter 2005 M&A transactions included the following transactions on which Lazard advised:

    --  Nextel in its $43 billion merger with Sprint

    -- SunGard in its $11.3 billion sale to a private equity consortium

    --  Royal Dutch Shell in its EUR 4.4 billion sale of Basell

    --  Resolution Life Group in its GBP 1.8 billion merger with
        Britannic Group

    -- Yellow Brick Road Management in its EUR 1.8 billion sale to a group of private investors

    --  Omnicare on its $1.8 billion merger with NeighborCare

    --  Pfizer in its $1.8 billion acquisition of Vicuron
        Pharmaceuticals

    -- Pirelli S.p.A. in the EUR 1.3 billion sale of its energy and telecom cables and systems businesses

    --  IIR Holdings in its GBP 768 million sale to T&F Informa

    -- Groupe Danone in its GBP 470 million sale of its sauce business (HP Foods and Lea & Perrins) to H.J. Heinz Company

    -- Navios Maritime in its approximately $608 million sale to International Shipping

    -- Anglo American in its $545 million sale of Boart Longyear to Advent International

    --  Neuf Telecom in its merger with Cegetel

    Among the pending M&A transactions announced since the second quarter and on which Lazard is advising are the following transactions:

    --  Gas Natural in its EUR 22.5 potential offer for Endesa

    --  Jefferson-Pilot in its $7.5 billion merger with Lincoln
        Financial

    --  Wellchoice in its $6.6 billion merger with WellPoint

    --  Old Mutual in its GBP 3.3 billion offer for Skandia

    --  Prentiss Properties in its $3.3 billion sale to Brandywine
        Realty Trust

    --  Maytag in its $2.7 billion sale to Whirlpool

    -- Marconi in its GBP 1.2 billion sale of its telecommunications equipment and international services businesses to Ericsson

    --  Versatel Telecom in its EUR 1.1 billion sale to Tele2 and Apax

    --  Bon-Ton in its $1.1 billion acquisition of the Northern
        Department Store Group of Saks

    -- Degussa in its EUR 540 million sale of its food ingredients operations to Cargill

    -- Tupperware on its $557 million acquisition of Sara Lee's direct selling operations

    Financial Restructuring

    Financial Restructuring revenues were $40.0 million for the third quarter of 2005 compared to $20.8 million for the third quarter of 2004 and were $80.4 million for the first nine months of 2005 compared to $52.5 million for the comparable 2004 period.
    Completed third quarter 2005 Restructuring transactions include advising the Air Transportation Stabilization Board in connection with US Airways' Chapter 11 proceedings and sale to America West, advising Parmalat on the largest Restructuring in Italy and advising Charter Communications in connection with its recently consummated debt exchange.
    Notable Restructuring assignments announced since the second quarter of 2005 include our retention to advise the Unsecured Creditors Committee in connection with Northwest Airlines' Chapter 11 filing. In addition, we are continuing to work on a number of Restructuring assignments including those involving Collins & Aikman, Eurotunnel, Meridian Automotive, Olympic Airlines, Tower Automotive and the UAW (with regard to alternatives for restructuring General Motors' post-retirement healthcare obligations to UAW members).

    Asset Management

    Asset management net revenues increased 24% to $111.0 million, and 13% to $326.7 million for the third quarter and the first nine months of 2005, respectively, compared with $89.3 million and $290.0 million for the comparable 2004 periods.

    Management and other fees, which excludes incentive fees, increased 16% to $108.3 million, and 11% to $316.0 million for the third quarter and the first nine months of 2005, respectively, compared with $93.1 million and $284.6 million for the comparable 2004 periods. The increases in each of the 2005 periods compared to the corresponding 2004 periods were driven by growth in average assets under management, which rose 9% to $85.6 billion for the first nine months of 2005 from $78.7 billion for the corresponding 2004 period. Assets under management totaled $86.6 billion at the end of September 2005, up 4% from the end of the 2005 second quarter due to asset appreciation partially offset by net outflows.

    Expenses

    Compensation and Benefits

    The compensation and benefits expenses, on a pro forma basis, for the third quarter and the first nine months of 2005 are consistent with the increase in operating revenues and as such, the compensation and benefits expense to operating revenues ratio remained at 57.5% for both periods. Compensation and benefits expenses increased 63% to $215.2 million, and 35% to pro forma $557.7 million for the third quarter and the first nine months of 2005, respectively, compared with pro forma $131.9 million and pro forma $414.2 million for the comparable 2004 periods.
    For the first nine months of 2004, pro forma compensation and benefits expenses also included a reduction of $177.1 million to reflect new compensation arrangements with managing directors to achieve a target compensation expense to operating revenues ratio of 57.5%. Without this adjustment, the 2004 ratio would have been 82.1%. In 2005, the new compensation arrangements were in effect and no similar reduction was necessary.

    Non-Compensation

    Non-compensation expenses were $64.4 million or 17.2% of operating revenues for the third quarter of 2005, compared with $59.4 million or 25.9% of operating revenues for the corresponding 2004 period, and were $183.9 million or 19.0% of operating revenues for the first nine months of 2005 (excluding one-time IPO-related costs) compared with $183.6 million or 25.5% of operating revenues for the prior year period. The decrease in the year-to-date ratio is due to operating leverage from higher operating revenues. Total year-to-date non-compensation and benefits expenses were flat year over year reflecting lower travel and entertainment expenses and premises and occupancy expenses, offset by higher costs associated with operating as a public company.

    Provision for Income Taxes

    For the third quarter and on a pro forma basis for the first nine months of 2005, the provision for taxes was $17.2 million and $41.4 million, respectively, compared with a pro forma provision for taxes of $3.7 million and $12.8 million for the corresponding 2004 periods.
The pro forma effective tax rate for the first nine months of 2005 and 2004 was 24.1% and 19.9%, respectively. This increase in effective tax rate was due to an increase in non-U.S. income taxes allocable to the minority interest's share of Lazard Group's income. On a fully exchanged basis, the pro forma effective tax rate for the first nine months of 2005 and 2004 was 28% in each period.

    Pro Forma Non-GAAP Information

    The unaudited pro forma financial information are included for informational purposes only and do not purport to reflect the results of operations of Lazard Ltd or Lazard Group that would have occurred had they operated as separate, independent companies during the periods presented. Actual results might have differed from pro forma results if Lazard Ltd or Lazard Group had operated independently.
    The pro forma consolidated financial information should not be relied upon as being indicative of Lazard Ltd or Lazard Group's results of operations had the transactions contemplated in connection with the separation and recapitalization transactions, including the IPO and the additional financing transactions, been completed on the dates assumed. The pro forma financial information also does not project the results of operations for any future period.
    Pro forma operating income, net income and net income per share amounts for the first nine months of 2005, exclude one-time IPO-related professional fees and other costs of $4.6 million or 3 cents per fully diluted share incurred in the second quarter.

    Historical Results

    Historical net income is reported as a historical partnership until the IPO on May 10, 2005 and for periods prior to the IPO does not include payments for services rendered by managing directors as compensation expense, a provision for U.S. federal income taxes and a charge for the minority interest relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest expense are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable. Notwithstanding such lack of comparability, historical net income from continuing operations decreased by 56% to $19.0 million for the third quarter of 2005 from $42.8 million for the third quarter of 2004, and increased 9% to $137.1 million for the first nine months of 2005 from $125.6 million for the first nine months of 2004, reflecting these differences in reporting payments for services rendered by managing directors and in tax provisions and minority interest expense.
    On an historical basis, compensation and benefits increased 97% to $215.2 million, and 47% to $482.2 million for the third quarter and the first nine months of 2005, respectively, compared with $109.2 million and $329.1 million for the comparable 2004 period. Historical compensation and benefits are not on a comparable basis between periods prior to the IPO and subsequent to the IPO. Prior to the IPO, payments for services rendered by all managing directors and by employee members of LAM were not included in compensation and benefits expense whereas for periods subsequent to the IPO they are included.

    On an historical basis, the provision for income taxes for the third quarter and the first nine months of 2005 was $17.2 million and $50.4 million, respectively, compared with a tax provision of $0.9 million and $13.2 million for the corresponding periods in 2004. The increases in the provisions in 2005 were due to increased profitability in locations that are subject to corporate income taxes, including a provision for U.S. federal income taxes for the period commencing May 10, 2005.

    Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and recently enhanced transaction information is available today on the website at www.lazard.com.

    Lazard, one of the world's preeminent financial advisory and asset management firms, operates from 29 cities across 16 countries in North America, Europe, Asia, Australia and South America. With origins dating back to 1848, the firm provides services including mergers and acquisitions advice, asset management, and restructuring advice to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit www.lazard.com.

    Cautionary Note Regarding Forward-Looking Statements

    This press release contains "forward-looking statements." In some cases, you can identify these statements by forward-looking words such as "may", "might", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or "continue", and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.
    These factors include, but are not limited to, those discussed in our Registration Statement on Form S-1 (Commission file number 333-121407) under the caption "Risk Factors," including the following:

    -- A decline in general economic conditions or the global financial markets;

    -- Losses caused by financial or other problems experienced by third parties;

    --  Losses due to unidentified or unanticipated risks;

    -- A lack of liquidity, i.e., ready access to funds, for use in our businesses;

    --  Competitive pressure.

           Basis of Historical and Pro Forma Information

    In connection with the IPO on May 10, 2005, Lazard Ltd and its subsidiaries entered into a series of separation and recapitalization transactions, including the separation of its Capital Markets and Other activities from Lazard Group LLC, a Delaware limited liability company that holds Lazard Ltd's businesses. As a result of completing the IPO, Lazard Ltd has no material operating assets other than its indirect ownership of the common membership interests of Lazard Group and its managing member interest in Lazard Group. As of September 30, 2005, the Lazard Group common membership interests were held 37.6% by Lazard Ltd and 62.4% by LAZ-MD Holdings which are effectively exchangeable over time, on a one-for-one basis, for shares of Lazard Ltd common stock. LAZ-MD Holdings is a holding company owned by current and former managing directors of Lazard Group.
    Under generally accepted accounting principles in the United States (U.S. GAAP), Lazard's historical consolidated financial statements reflect the historical results of operations of Lazard Group, including the separated businesses, until May 10, 2005, which was the effective date of the separation. The separated businesses are presented as discontinued operations as required under U.S. GAAP.
    The historical financial statements do not reflect what the results of operations of Lazard Ltd or Lazard Group would have been had these companies operated as separate, independent public entities for the periods presented. In addition, the historical results of operations for periods prior to and subsequent to the IPO are not on a comparable basis. Specifically, for periods prior to the IPO the historical results of operations under U.S. GAAP do not give effect to the following matters:

    -- The separation of Lazard's Capital Markets and Other activities; and specified non-operating assets and liabilities (which are reported as discontinued operations),

    -- Payments for services rendered by Lazard's managing directors, which, as a result of Lazard operating as a limited liability company, had been accounted for prior to the IPO as distributions from members' capital, or, in some cases, as minority interest, rather than as compensation and benefits expense, and

    -- U.S. corporate federal income taxes, since Lazard has operated in the U.S. as a limited liability company that was treated as a partnership for U.S. federal income tax purposes.

    For periods subsequent to the IPO, the historical results of operations under U.S. GAAP include:

    -- Payments for services rendered by managing directors within compensation and benefits expense,

    --  Provision for U.S. federal income taxes, and

    -- Allocation of profits to LAZ-MD Holdings' membership interest in Lazard Group as minority interest.

    The unaudited pro forma condensed consolidated statements of income information contained in this press release present Lazard's historical financial information adjusted to reflect the separation and recapitalization transactions, including the IPO and the additional financing transactions, assuming they had been completed as of the beginning of each period presented. The adjustments also include:

    --  Payments for services rendered by managing directors,

    --  Income taxes Lazard expects to pay as a corporation,

    -- Minority interest expense reflecting LAZ-MD Holdings' ownership of the Lazard Group common membership interests, and

    --  Exclusion of one-time IPO-related costs.


                                                   LAZARD LTD
                                          PRO FORMA OPERATING REVENUES

                                     Three Months Ended September 30,        Nine Months Ended September 30,
                                  ------------------------------------------------------------------------------
                                                           Increase /                             Increase /
                                        2004       2005    (Decrease)         2004       2005     (Decrease)
                                  ------------------------------------------------------------------------------
                                                                 ($ in thousands)
Financial Advisory
   M&A                              $105,131   $187,241  $82,110     78%  $314,073   $491,559  $177,486      57%
   Financial Restructuring            20,800     39,956   19,156     92%    52,500     80,367    27,867      53%
   Corporate Finance and Other         5,749     30,588   24,839    432%    40,678     54,684    14,006      34%
                                  -------------------------------       --------------------------------
      Total                          131,680    257,785  126,105     96%   407,251    626,610   219,359      54%

Asset Management
   Management and Other Fees          93,099    108,277   15,178     16%   284,638    316,045    31,407      11%
   Incentive Fees                     (3,830)     2,717    6,547      -      5,318     10,650     5,332       -
                                  -------------------------------       --------------------------------
      Total                           89,269    110,994   21,725     24%   289,956    326,695    36,739      13%

Corporate                            (10,913)   (11,876)    (963)     -    (35,088)   (39,905)   (4,817)      -
                                  -------------------------------       --------------------------------

Net Revenues                         210,036    356,903  146,867     70%   662,119    913,400   251,281      38%

   Subtract LAM GP Related Revenue         -     (2,752)  (2,752)     -          -     (2,752)   (2,752)      -
   Add Back Non-LFB Interest
    Expense                           19,289     20,109      820      -     58,243     59,272     1,029       -
                                  -------------------------------       --------------------------------

Operating Revenues                  $229,325   $374,260 $144,935     63%  $720,362   $969,920  $249,558      35%
                                  ===============================       ================================


                              LAZARD LTD
    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                        Pro Forma
                    -------------------------------------------------
                          Three Months             Nine Months
                       Ended September 30,      Ended September 30,
                    ------------------------ ------------------------
                       2004         2005        2004         2005
                    ------------ ----------- ------------ -----------
                         ($ in thousands, except per share data)

Total revenues         $233,657    $378,749     $733,768    $985,154
LFB interest expense     (4,332)     (4,489)     (13,406)    (15,234)
                    ------------ ----------- ------------ -----------
   Operating
    revenues            229,325     374,260      720,362     969,920
LAM GP related
 revenue                      -       2,752            -       2,752
Other interest
 expense                (19,289)    (20,109)     (58,243)    (59,272)
                    ------------ ----------- ------------ -----------
Net revenues            210,036     356,903      662,119     913,400
Operating expenses:
   Compensation and
    benefits            131,862     215,199      414,208     557,704
   Premises and
    occupancy costs      17,791      16,653       54,396      50,513
   Professional fees      9,923      12,516       30,598      33,176
   Travel and
    entertainment         8,942      10,663       33,479      30,768
   Other                 22,740      24,583       65,077      69,467
                    ------------ ----------- ------------ -----------
Operating expenses      191,258     279,614      597,758     741,628
                    ------------ ----------- ------------ -----------

Operating income         18,778      77,289       64,361     171,772

Provision for income
 taxes                    3,733      17,177       12,792      41,445
                    ------------ ----------- ------------ -----------
Income before
 minority interests      15,045      60,112       51,569     130,327
Minority interests
 (excluding LAZ-MD)*     (3,155)      4,728       (3,283)      9,440
Minority interests
 (LAZ-MD only)           11,948      36,373       36,244      78,173
                    ------------ ----------- ------------ -----------
Net income from
 continuing
 operations              $6,252     $19,011      $18,608     $42,714
                    ============ =========== ============ ===========

Net income assuming
 full exchange of
 exchangeable
 interests              $16,675     $51,690      $49,623    $115,006
                    ============ =========== ============ ===========

Weighted average
 shares outstanding:
   Basic             37,500,000  37,500,000   37,500,000  37,500,000
   Diluted          100,000,000  37,528,978  100,000,000  37,509,765

Net income per
 share:
   Basic                  $0.17       $0.51        $0.50       $1.14
   Diluted                $0.17       $0.51        $0.50       $1.14

Weighted average
 shares outstanding,
 assuming full
 exchange of
 exchangeable
 interests:
   Basic            100,000,000  99,726,494  100,000,000  99,907,829
   Diluted          100,000,000  99,755,472  100,000,000  99,917,595

Net income per
 share, assuming
 full exchange of
 exchangeable
 interests:
   Basic                  $0.17       $0.52        $0.50       $1.15
   Diluted                $0.17       $0.52        $0.50       $1.15

* Primarily includes (i) (credits) / charges relating to our strategic alliances in Italy of ($1,243) and $1,322 in the three months ended September 30, 2004 and 2005, respectively and ($400) and $5,674 in the nine months ended September 30, 2004 and 2005, respectively, and (ii) $2,752 related to the consolidation of LAM related GPs in the three and nine months ended September 30, 2005.


  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

                              LAZARD LTD
   UNAUDITED HISTORICAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Historical net income is reported as a historical partnership until the IPO on May 10, 2005 and does not include payments for services rendered by managing directors as compensation expense and a provision for U.S. federal income taxes. In addition, historical net income for periods prior to the IPO do not include a charge for the minority interest relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest expense are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable.

                                           Historical
                          -------------------------------------------
                              Three Months           Nine Months
                           Ended September 30,   Ended September 30,
                          --------------------- ---------------------
                            2004       2005       2004       2005
                          --------- ----------- --------- -----------
                            ($ in thousands, except per share data)

Total revenues            $233,657    $378,749  $733,768    $985,154
LFB interest expense        (4,332)     (4,489)  (13,406)    (15,234)
                          --------- ----------- --------- -----------
   Operating revenues      229,325     374,260   720,362     969,920
LAM GP related revenue           -       2,752         -       2,752
Other interest expense      (5,345)    (20,109)  (16,412)    (38,307)
                          --------- ----------- --------- -----------
Net revenues               223,980     356,903   703,950     934,365
Operating expenses:
   Compensation and
    benefits               109,153     215,199   329,116     482,228
   Premises and occupancy
    costs                   17,791      16,653    54,396      50,513
   Professional fees         9,923      12,516    30,598      36,111
   Travel and
    entertainment            8,942      10,663    33,479      30,768
   Other                    22,740      24,583    65,077      69,467
                          --------- ----------- --------- -----------
Operating expenses         168,549     279,614   512,666     669,087
                          --------- ----------- --------- -----------

Operating income            55,431      77,289   191,284     265,278

Provision for income taxes     872      17,177    13,214      50,443
                          --------- ----------- --------- -----------
Income before minority
 interests                  54,559      60,112   178,070     214,835
Minority interests
 (excluding LAZ-MD)*        11,717       4,728    52,426      18,521
Minority interests (LAZ-MD
 only)                           -      36,373         -      59,186
                          --------- ----------- --------- -----------
Income from continuing
 operations                 42,842      19,011   125,644     137,128
Income (loss) from
 discontinued operations
 and extraordinary gain     (2,942)       (408)    8,672     (17,576)
                          --------- ----------- --------- -----------
Net income                 $39,900     $18,603  $134,316    $119,552
                          ========= =========== ========= ===========

Weighted average shares
 outstanding:
   Basic                         -  37,500,000         -  37,500,000
   Diluted                       -  37,528,978         -  37,518,513

Net income per share from
 continuing operations:
   Basic                         -       $0.51         -       $0.81
   Diluted                       -       $0.51         -       $0.81

* Includes (i) (credits) / charges relating to our strategic alliances in Italy of ($1,243) and $1,322 in the three months ended September 30, 2004 and 2005, respectively and ($400) and $5,674 in the nine months ended September 30, 2004 and 2005, respectively, (ii) $2,752 related to the consolidation of LAM related GPs in the three and nine months ended September 30, 2005, and (iii) payments for services rendered by our managing directors and employee members of LAM of $14,872 in the three months ended September 30, 2004 and $55,709 and $9,081 in the nine months ended September 30, 2004 and 2005, respectively.

  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income


                                                  LAZARD LTD
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                    Three Month Period Ended September 30, 2005
                                    --------------------------------------------------------------------------
                                                                  Pro Forma
                                                                 as Adjusted,   Pro Forma          Pro Forma
                                                                  Prior to      Adjustment        as Adjusted,
                                                    Pro Forma        Full       for Full          After Full
                                     Historical    Adjustments     Exchange     Exchange           Exchange
                                    -----------   ------------   -----------   -----------       -------------
                                               ($ in thousands, except per share data)
Total revenues                        $378,749             $-      $378,749            $-            $378,749
LFB interest expense                    (4,489)             -        (4,489)            -              (4,489)
                                    -----------   ------------   -----------   -----------       -------------
   Operating revenues                  374,260              -       374,260             -             374,260
LAM GP related revenue                   2,752 (a)          -         2,752             -               2,752
Other interest expense                 (20,109)(b)          -       (20,109)            -             (20,109)
                                    -----------   ------------   -----------   -----------       -------------
Net revenues                           356,903              -       356,903             -             356,903
Operating expenses:
   Compensation and benefits           215,199              -       215,199             -             215,199
   Premises and occupancy costs         16,653              -        16,653             -              16,653
   Professional fees                    12,516              -        12,516             -              12,516
   Travel and entertainment             10,663              -        10,663             -              10,663
   Other                                24,583              -        24,583             -              24,583
                                    -----------   ------------   -----------   -----------       -------------
Operating expenses                     279,614              -       279,614             -             279,614
                                    -----------   ------------   -----------   -----------       -------------

Operating income (loss)                 77,289              -        77,289             -              77,289

Provision for income taxes              17,177              -        17,177         3,694 (j)          20,871
                                    -----------   ------------   -----------   -----------       -------------
Income (loss) before minority
 interests                              60,112              -        60,112        (3,694)             56,418
Minority interests (excluding LAZ-
 MD)                                     4,728              -         4,728             -               4,728
Minority interests (LAZ-MD only)        36,373              -        36,373       (36,373)(k)               -
                                    -----------   ------------   -----------   -----------       -------------
Income from continuing operations       19,011              -        19,011        32,679              51,690
Income (loss) from discontinued                               (c)
 operations                               (408)           408             -             -                   -
                                    -----------   ------------   -----------   -----------       -------------
Net income                             $18,603           $408       $19,011       $32,679             $51,690
                                    ===========   ============   ===========   ===========       =============

Weighted average shares outstanding:
   Basic                                                         37,500,000 (h)                    99,726,494 (l)
   Diluted                                                       37,528,978 (h)                    99,755,472 (m)
Net income per share:
   Basic                                                              $0.51 (i)                         $0.52 (n)
   Diluted                                                            $0.51 (i)                         $0.52 (n)


  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income


                                                  LAZARD LTD
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                   Three Month Period Ended September 30, 2004
                                   --------------------------------------------------------------------------
                                                                 Pro Forma       Pro Forma        Pro Forma
                                                                 as Adjusted,    Adjustment      as Adjusted,
                                                   Pro Forma    Prior to Full     for Full       After Full
                                    Historical    Adjustments     Exchange        Exchange         Exchange
                                   -----------   ------------   ------------   --------------   -------------
                                            ($ in thousands, except per share data)
Total revenues                       $233,657             $-       $233,657               $-        $233,657
LFB interest expense                   (4,332)             -         (4,332)               -          (4,332)
                                   -----------   ------------   ------------   --------------   -------------
   Operating revenues                 229,325              -        229,325                -         229,325
Other interest expense                 (5,345)(b)    (13,944)(d)    (19,289)               -         (19,289)
                                   -----------   ------------   ------------   --------------   -------------
Net revenues                          223,980        (13,944)       210,036                -         210,036
Operating expenses:
   Compensation and benefits          109,153         22,709 (e)    131,862                -         131,862
   Premises and occupancy costs        17,791              -         17,791                -          17,791
   Professional fees                    9,923              -          9,923                -           9,923
   Travel and entertainment             8,942              -          8,942                -           8,942
   Other                               22,740              -         22,740                -          22,740
                                   -----------   ------------   ------------   --------------   -------------
Operating expenses                    168,549         22,709        191,258                -         191,258
                                   -----------   ------------   ------------   --------------   -------------

Operating income (loss)                55,431        (36,653)        18,778                -          18,778

Provision for income taxes                872          2,861 (f)      3,733            1,525 (j)       5,258
                                   -----------   ------------   ------------   --------------   -------------
Income (loss) before minority
 interests                             54,559        (39,514)        15,045           (1,525)         13,520
Minority interests (excluding LAZ-                           (e)
 MD)                                   11,717        (14,872)        (3,155)               -          (3,155)
Minority interests (LAZ-MD only)            -         11,948 (g)     11,948          (11,948)(k)           -
                                   -----------   ------------   ------------   --------------   -------------
Income (loss) from continuing
 operations                            42,842        (36,590)         6,252           10,423          16,675
Income (loss) from discontinued
 operations
   and extraordinary gain              (2,942)         2,942 (c)          -                -               -
                                   -----------   ------------   ------------   --------------   -------------
Net income (loss)                     $39,900       ($33,648)        $6,252          $10,423         $16,675
                                   ===========   ============   ============   ==============   =============

Weighted average shares
 outstanding:
   Basic                                                         37,500,000 (h)                  100,000,000 (l)
   Diluted                                                      100,000,000 (h)                  100,000,000 (m)
Net income per share:
   Basic                                                              $0.17 (i)                        $0.17 (n)
   Diluted                                                            $0.17 (i)                        $0.17 (n)

  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income


                                                  LAZARD LTD
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                    Nine Month Period Ended September 30, 2005
                                     ------------------------------------------------------------------------
                                                                   Pro Forma
                                                                  as Adjusted,    Pro Forma       Pro Forma
                                                                   Prior to      Adjustment     as Adjusted,
                                                     Pro Forma        Full        for Full       After Full
                                      Historical    Adjustments     Exchange       Exchange        Exchange
                                     -----------   ------------   -----------   -------------   -------------
                                             ($ in thousands, except per share data)
Total revenues                         $985,154             $-      $985,154              $-        $985,154
LFB interest expense                    (15,234)             -       (15,234)              -         (15,234)
                                     -----------   ------------   -----------   -------------   -------------
   Operating revenues                   969,920              -       969,920               -         969,920
LAM GP related revenue                    2,752 (a)          -         2,752               -           2,752
Other interest expense                  (38,307)(b)    (20,965)(d)   (59,272)              -         (59,272)
                                     -----------   ------------   -----------   -------------   -------------
Net revenues                            934,365        (20,965)      913,400               -         913,400
Operating expenses:
   Compensation and benefits            482,228         75,476 (e)   557,704               -         557,704
   Premises and occupancy costs          50,513              -        50,513               -          50,513
   Professional fees                     36,111         (2,935)(o)    33,176               -          33,176
   Travel and entertainment              30,768              -        30,768               -          30,768
   Other                                 69,467              -        69,467               -          69,467
                                     -----------   ------------   -----------   -------------   -------------
Operating expenses                      669,087         72,541       741,628               -         741,628
                                     -----------   ------------   -----------   -------------   -------------

Operating income (loss)                 265,278        (93,506)      171,772               -         171,772

Provision for income taxes               50,443         (8,998)(f)    41,445           5,881 (j)      47,326
                                     -----------   ------------   -----------   -------------   -------------
Income (loss) before minority
 interests                              214,835        (84,508)      130,327          (5,881)        124,446
Minority interests (excluding LAZ-MD)    18,521         (9,081)(e)     9,440               -           9,440
Minority interests (LAZ-MD only)         59,186         18,987 (g)    78,173         (78,173)(k)           -
                                     -----------   ------------   -----------   -------------   -------------
Income (loss) from continuing
 operations                             137,128        (94,414)       42,714          72,292         115,006
Income (loss) from discontinued                                (c)
 operations                             (17,576)        17,576             -               -               -
                                     -----------   ------------   -----------   -------------   -------------
Net income (loss)                      $119,552       ($76,838)      $42,714         $72,292        $115,006
                                     ===========   ============   ===========   =============   =============

Weighted average shares outstanding:
   Basic                                                          37,500,000 (h)                  99,907,829 (l)
   Diluted                                                        37,509,765 (h)                  99,917,595 (m)
Net income per share:
   Basic                                                               $1.14 (i)                       $1.15 (n)
   Diluted                                                             $1.14 (i)                       $1.15 (n)


  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income


                                                 LAZARD LTD
                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                   Nine Month Period Ended September 30, 2004
                                    -----------------------------------------------------------------------
                                                                Pro Forma
                                                               as Adjusted,     Pro Forma       Pro Forma
                                                                 Prior to       Adjustment     as Adjusted,
                                                                    Full         for Full       After Full
                                     Historical      Other       Exchange        Exchange        Exchange
                                    -----------   ----------   ------------   -------------   -------------
                                            ($ in thousands, except per share data)
Total revenues                        $733,768           $-       $733,768              $-        $733,768
LFB interest expense                   (13,406)           -        (13,406)              -         (13,406)
                                    -----------   ----------   ------------   -------------   -------------
   Operating revenues                  720,362            -        720,362               -         720,362
Other interest expense                 (16,412)(b)  (41,831)(d)    (58,243)              -         (58,243)
                                    -----------   ----------   ------------   -------------   -------------
Net revenues                           703,950      (41,831)       662,119               -         662,119
Operating expenses:
   Compensation and benefits           329,116       85,092 (e)    414,208               -         414,208
   Premises and occupancy costs         54,396            -         54,396               -          54,396
   Professional fees                    30,598            -         30,598               -          30,598
   Travel and entertainment             33,479            -         33,479               -          33,479
   Other                                65,077            -         65,077               -          65,077
                                    -----------   ----------   ------------   -------------   -------------
Operating expenses                     512,666       85,092        597,758               -         597,758
                                    -----------   ----------   ------------   -------------   -------------

Operating income (loss)                191,284     (126,923)        64,361               -          64,361

Provision for income taxes              13,214         (422)(f)     12,792           5,229 (j)      18,021
                                    -----------   ----------   ------------   -------------   -------------
Income (loss) before minority
 interests                             178,070     (126,501)        51,569          (5,229)         46,340
Minority interests (excluding LAZ-                          (e)
 MD)                                    52,426      (55,709)        (3,283)              -          (3,283)
Minority interests (LAZ-MD only)             -       36,244 (g)     36,244         (36,244)(k)           -
                                    -----------   ----------   ------------   -------------   -------------
Income (loss) from continuing
 operations                            125,644     (107,036)        18,608          31,015          49,623
Income (loss) from discontinued
 operations
   and extraordinary gain                8,672       (8,672)(c)          -               -               -
                                    -----------   ----------   ------------   -------------   -------------
Net income (loss)                     $134,316    ($115,708)       $18,608         $31,015         $49,623
                                    ===========   ==========   ============   =============   =============

Weighted average shares outstanding:
   Basic                                                        37,500,000 (h)                 100,000,000 (l)
   Diluted                                                     100,000,000 (h)                 100,000,000 (m)
Net income per share:
   Basic                                                             $0.50 (i)                       $0.50 (n)
   Diluted                                                           $0.50 (i)                       $0.50 (n)


  See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

                              LAZARD LTD

   Notes to Unaudited Pro Forma Condensed Consolidated Statements of
                                Income

(a) LAM GP related revenue relates to interests in LAM general partnerships held directly by various of our managing directors which is also deducted in minority interests.

(b) For the nine-month period ended September 30, 2004, interest expense includes $6,000 in accrued dividends relating to Lazard Group's mandatorily redeemable preferred stock issued in March 2001. The nine-month period ended September 30, 2005 includes a credit of $8,000, which represents accrued dividends on Lazard Group's mandatorily redeemable preferred stock which was cancelled in connection with the redemption of membership interests of historical partners.

(c) Represents adjustments necessary to remove Lazard Group's discontinued operations, and when applicable extraordinary items, related to the separated businesses.

(d) Represents (i) net incremental interest expense related to the separation and recapitalization transactions, including the financing transactions and the amortization of capitalized costs associated with the financing transactions and (ii) for the nine-month period ended September 30, 2005 only, exclusion of one-time IPO- related costs of $1,661.

(e) The adjustment reflects payments for services rendered by our employee members of LAM and managing directors, which prior to the IPO were accounted for as either distributions from members' capital or as minority interest expense. Following the completion of the IPO, our policy is that our employee compensation and benefits expense, including that payable to our managing directors, will not exceed 57.5% of operating revenue each year (although we retain the ability to change this policy in the future). The adjustment has been determined as if the new compensation policy had been in place during 2004 and 2005. Accordingly, the pro forma condensed consolidated statements of income data reflect compensation and benefits expense based on new retention agreements that are in effect.

(f) Represents (i) a tax benefit related to the reclassification of LAM minority interest, (ii) the net income tax impact associated with the separation and recapitalization transactions and (iii) an adjustment for Lazard Ltd entity-level taxes.

(g) Represents the adjustment for LAZ-MD Holdings' ownership of 62.5% of the Lazard Group common membership interests outstanding immediately after the IPO and 62.4% as of September 30, 2005.

(h) For basic net income per share, the weighted average shares outstanding reflects the 37,500,000 shares of Class A common stock outstanding immediately following the equity public offering. For diluted net income per share, the weighted average shares outstanding reflects LAZ-MD Holdings exchangeable interests for the 2004 periods only, on an as-if-exchanged basis, as the exchangeable interests were not dilutive in the 2005 periods. In addition, the 2005 periods include incremental shares issuable from non-vested stock unit awards. Shares issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement are not included because, under the treasury stock method of accounting, such securities are not currently dilutive.

(i) Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in note (h) above.

(j) Represents an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of LAZ-MD Holdings' ownership of Lazard Group common membership interests, as of January 1, 2004.

(k) Represents a reversal of the minority interests related to LAZ-MD Holdings' ownership of Lazard Group common membership interests to effect a full exchange of interests as of January 1, 2004.

(l) For basic net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2004, the weighted average shares outstanding, (i) for the three and nine month periods ended September 30, 2004, reflects 100,000,000 shares of Class A Common Stock outstanding, which includes Class A Common Stock outstanding immediately following the equity public offering, the IXIS private placement and recapitalization and the LAZ-MD Holdings' membership interests in Lazard Group, exchangeable on a one-for-one basis for Class A Common Stock, immediately following the equity public offering, respectively, and (ii) for the three and nine month periods ended September 30, 2005, reflects 99,726,494 and 99,907,829 shares of Class A Common Stock outstanding, which includes the 100,000,000 shares mentioned above less the impact of the repurchase of interests in LAZ-MD Holdings on July 26, 2005, respectively.

(m) For diluted net income per share, as if the LAZ-MD Holdings exchangeable interests were fully exchanged as of January 1, 2004, the weighted average shares outstanding, (i) for the three and nine month periods ended September 30, 2004 reflects 100,000,000 shares of Class A Common Stock outstanding, which includes Class A Common Stock outstanding immediately following the equity public offering, the IXIS private placement and recapitalization and the LAZ-MD Holdings' membership interests in Lazard Group, exchangeable on a one-for-one basis for Class A Common Stock, immediately following the equity public offering, respectively and
    (ii) for the three and nine month periods ended September 30, 2005 reflects 99,755,472 and 99,917,595 shares of Class A Common Stock outstanding, which includes the 100,000,000 shares mentioned above plus incremental shares issuable from non-vested stock unit awards less the impact of the repurchase of interests in LAZ-MD Holdings on July 26, 2005, respectively.

(n) Calculated after considering the impact of all the pro forma adjustments described above and based on the weighted average basic and diluted shares outstanding, as applicable, as described in notes (l) and (m) above.

(o) Represents exclusion of one-time IPO-related costs of $2,935 for the nine-month period ended September 30, 2005 only.

                              LAZARD LTD
                   UNAUDITED CONDENSED CONSOLIDATED
                   STATEMENT OF FINANCIAL CONDITION
                       As Of September 30, 2005

                                ASSETS
                                ------
Cash and cash equivalents                                    $371,983
Cash and securities segregated for regulatory purposes         20,878
Marketable investments                                              -
Securities owned - at fair value                              292,582
Receivables                                                   753,050
Other assets                                                  370,766
                                                           -----------

 Total assets                                              $1,809,259
                                                           ===========

           LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)
           -----------------------------------------------
Payables                                                     $577,892
Accrued compensation and benefits                             247,415
Other liabilities                                             591,055
Senior notes:
 Underlying equity security units                             437,500
 Others                                                       568,418
Subordinated loans                                            200,000
                                                           -----------
 Total liabilities                                          2,622,280

Commitments and contingencies
Minority interest                                             104,460

STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock:
 Class A, par value $ .01 per share                               375
 Class B, par value $ .01 per share
 Additional paid-in capital                                  (913,860)
 Accumulated other comprehensive income (loss), net of tax    (32,423)
 Retained earnings                                             28,427
                                                           -----------
Total stockholders' equity (deficiency)                      (917,481)
                                                           -----------

Total liabilities and stockholders' equity (deficiency)    $1,809,259
                                                           ===========


                                                 LAZARD LTD
                             RECONCILIATION OF PRO FORMA SHARES OUTSTANDING AND
                      NET INCOME FOR BASIC AND DILUTED E.P.S - - Before Full Exchange

                                 Three Months Ended September        Three Months Ended September 30, 2005
                                            30, 2004
                               --------------------------------   ------------------------------------------
                                 Weighted
                                 Average                Net         Weighted                        Net
                                  Shares     Net       Income     Average Shares      Net          Income
                                Outstanding Income    Per Share    Outstanding      Income       Per Share
                               --------------------   ---------   ----------------------------   -----------
                                                  ($ in thousands, except per share data)
Amounts as reported for basic
   net income per share         37,500,000  $6,252       $0.17        37,500,000      $19,011         $0.51
                                                      =========                                  ===========
Amounts applicable to LAZ-MD
  exchangeable interests:
    Share of Lazard Group                          (a)
     income                                 11,948                                          -
    Additional Corporate tax                (1,525)(b)                                      -
    Shares issuable             62,500,000                                     -
Restricted stock units                   -                                28,978
                               --------------------               ----------------------------

Amounts as reported
 for diluted net income per
     share                     100,000,000 $16,675       $0.17        37,528,978      $19,011         $0.51 (c)
                               ====================   =========   ============================   ===========


                                Nine Months Ended September 30,      Nine Months Ended September 30, 2005
                                              2004
                               --------------------------------   ------------------------------------------
                                 Weighted                Net         Weighted                        Net
                                 Average     Net       Income     Average Shares      Net          Income
                                  Shares
                                Outstanding Income       Per        Outstanding      Income       Per Share
                                                         Share
                               --------------------   ---------   ----------------------------   -----------
                                                  ($ in thousands, except per share data)
Amounts as reported for basic
   net income per share         37,500,000 $18,608       $0.50        37,500,000      $42,714         $1.14
                                                      =========                                  ===========
Amounts applicable to LAZ-MD
  exchangeable interests:
    Share of Lazard Group                          (a)
     income                                 36,244
    Additional Corporate tax                (5,229)(b)
    Shares issuable             62,500,000
Restricted stock units                                                     9,765
                               --------------------               ----------------------------

Amounts as reported
    for diluted net income per
     share                     100,000,000 $49,623       $0.50        37,509,765      $42,714         $1.14 (c)
                               ====================   =========   ============================   ===========


(a) Approximately 62.5% of pro forma Lazard Group net income of $19,115 and $57,990 for the three and nine months ended September 30, 2004.
(b) Based on pro forma Lazard Group operating income of $18,778 and $64,361 for the three and nine months ended September 30, 2004.
(c) The LAZ-MD exchangeable interests and the ESUs were antidilutive and consequently the effect of their conversion to shares of Class A Common Stock has been excluded from diluted earnings per share during the periods presented.


                                                 LAZARD LTD
                             RECONCILIATION OF PRO FORMA SHARES OUTSTANDING AND
           NET INCOME FOR BASIC AND DILUTED E.P.S - - Assuming Full Exchange as of January 1, 2004

                                Three Months Ended September 30,      Three Months Ended September 30, 2005
                                              2004
                               ---------------------------------   ------------------------------------------
                                 Weighted                 Net         Weighted                       Net
                               AverageShares  Net       Income     Average Shares    Net           Income
                                Outstanding  Income    Per Share     Outstanding    Income        Per Share
                               ---------------------   ---------   --------------------------   -------------
                                                  ($ in thousands, except per share data)
Amounts as reported for basic
   net income per share         100,000,000 $16,675       $0.17       99,726,494     $51,690           $0.52
                                                       =========                                =============
Restricted stock units                    -                               28,978
                               ---------------------               --------------------------

Amounts as reported
 for diluted net income per
  share                         100,000,000 $16,675       $0.17       99,755,472     $51,690           $0.52
                               =====================   =========   ==========================   =============


                                        Nine Months Ended                       Nine Months Ended
                                        September 30, 2004                      September 30, 2005
                               ---------------------------------    ------------------------------------------
                                 Weighted                 Net         Weighted                       Net
                                 Average      Net       Income     Average Shares    Net           Income
                                   Shares
                                Outstanding  Income       Per        Outstanding    Income        Per Share
                                                          Share
                               ---------------------   ---------   --------------------------   -------------
                                                  ($ in thousands, except per share data)
Amounts as reported for basic
   net income per share         100,000,000 $49,623       $0.50       99,907,829    $115,006           $1.15
                                                       =========                                =============
Restricted stock units                    -                                9,766
                               ---------------------               --------------------------

Amounts as reported
    for diluted net income per
     share                      100,000,000 $49,623       $0.50       99,917,595    $115,006           $1.15
                               =====================   =========   ==========================   =============

                     ASSETS UNDER MANAGEMENT (AUM)
                     -----------------------------

                                      As of
           -----------------------------------------------------------
           September 30, December 31, March 31, June 30, September 30,
               2004          2004       2005      2005       2005
           ------------- ------------ --------- -------- -------------
                                   ($ in millions)
Total
 Equities     $61,976      $69,745     $69,724   $66,077    $69,154
Total Fixed
 Income        11,723       11,204      11,314    11,211     11,454
Alternative
 Investments    2,270        2,800       2,921     3,054      3,204
Merchant
 Banking          453          551         523       801        801
Cash            2,072        2,135       1,775     1,869      1,979
           ------------- ------------ --------- -------- -------------
   Total
    AUM       $78,494      $86,435     $86,257   $83,012    $86,592
           ============= ============ ========= ======== =============

               Three Months Ended Nine Months Ended
                 September 30,      September 30,
               ------------------ -----------------
                 2004     2005     2004     2005
               --------- -------- -------- --------

AUM - Beginning
 of Period      $77,982  $83,012  $78,371  $86,435

Net Flows          (200)  (1,751)  (1,863)  (4,349)
Market
 Appreciation
 (Depreciation)     523    5,369    2,121    5,654
Foreign
 Currency
 Adjustments        189      (38)    (135)  (1,148)
               --------- -------- -------- --------

AUM - End of
 Period         $78,494  $86,592  $78,494  $86,592
               ========= ======== ======== ========

Average AUM
 (note)         $78,238  $84,802  $78,712  $85,574
               ========= ======== ======== ========

Note: Average AUM is based on an average of quarterly ending balances for the respective periods

                              LAZARD LTD
              SCHEDULE OF PRO FORMA INCOME TAX PROVISION

                    ALLOCATION OF OPERATING INCOME
                    ------------------------------

                                Three Months         Nine Months
                             Ended September 30,  Ended September 30,
                            -------------------- --------------------
                              2004       2005      2004       2005
                            ---------  --------- ---------  ---------
                                        ($ in thousands)

Operating income:
   Lazard Group              $18,778    $77,776   $64,361   $172,349
   Lazard Ltd                      -       (487)        -       (577)
                            ---------  --------- ---------  ---------
      Total                  $18,778    $77,289   $64,361   $171,772
                            =========  ========= =========  =========

Operating income allocable
 to Lazard Ltd:
   Lazard Group
    (approximately 37.5%)     $7,042    $29,254   $24,135    $64,719
   Lazard Ltd (100%)               -       (487)        -       (577)
                            ---------  --------- ---------  ---------
      Total                   $7,042    $28,767   $24,135    $64,142
                            =========  ========= =========  =========

Operating income allocable
 to LAZ-MD Holdings:
   Lazard Group
    (approximately 62.5%)    $11,736    $48,522   $40,226   $107,630
                            =========  ========= =========  =========

                   PRO FORMA INCOME TAX PROVISION
                   ------------------------------

                                Three Months         Nine Months
                             Ended September 30,  Ended September 30,
                            -------------------- --------------------
                              2004       2005      2004       2005
                            ---------  --------- ---------  ---------
                                        ($ in thousands)

Lazard Ltd's entity level
 taxes (28%)                  $1,972     $7,765    $6,758    $17,670

Flow through provision for
 Lazard Group income taxes
 applicable to LAZ-MD
 Holdings' approximately
 62.5% ownership - effective
 tax rates of 15.0% and
 19.0% for the three month
 periods ended September 30,
 2004 and 2005 and 15.0% and
 21.9% for the nine month
 periods ended September 30,
 2004 and 2005, respectively   1,761      9,412     6,034     23,775
                            ---------  --------- ---------  ---------

Total pro forma provision
 for income taxes              3,733     17,177    12,792     41,445
Pro forma provision for
 income taxes before final
 adjustment for the equity
 public offering               2,817     17,177     9,654     42,391
                            ---------  --------- ---------  ---------
Pro forma adjustment            $916          -    $3,138       (946)
                            =========  ========= =========  =========

Lazard Ltd consolidated
 effective tax rate             19.9%      22.2%     19.9%      24.1%
                            =========  ========= =========  =========


    CONTACT: Media:
             Richard Silverman, 212-632-6285
             richard.silverman@lazard.com
              OR
             Investors:
             Michael J. Castellano, 212-632-8262
              OR
             Jean Greene, 212-632-1905
             investorrelations@lazard.com